Exhibit 5.1

ROPES & GRAY LLP ONE INTERNATIONAL PLACE BOSTON, MA 02110-2624 WWW.ROPESGRAY.COM
March 22, 2010
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, MA 01605
Re: Registration Statement on Form S-3 of RXi Pharmaceuticals Corporation
Ladies and Gentlemen:
     This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 462(b) of the Securities Act, for the registration of shares of Common Stock, $0.0001 par value per share, of the Company (the “Shares”). The Registration Statement incorporates by reference the contents of the Company’s registration statement on Form S-3 (File No. 333-158968), which was declared effective by the Commission on May 22, 2009, including the base prospectus dated May 22, 2009 (the “Base Prospectus”). We understand that the Shares are to be offered and sold in the manner described in the Base Prospectus and a Prospectus Supplement to be filed by the Company with the Commission on or about March 23, 2010 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).
     We have acted as counsel for the Company in connection with the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.
     The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.
     Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus Supplement, will be duly authorized, validly issued, fully paid and non-assessable.
     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

RXi Pharmaceuticals Corporation	- 2 -	March 22, 2010
This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement remains effective.

Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP